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                                 EXHIBIT 23(d)

                         CONSENT OF GRANT THORNTON LLP
                         -----------------------------




We have issued our reports dated February 10, 1995 accompanying the consolidated financial statements of Glouster County Bankshares, Inc. and subsidiary appearing in the 1994 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1994 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
December 11, 1995